SEPARATION AGREEMENT


         This SEPARATION AGREEMENT ("Agreement") is entered into by and between PAUL LANGE, an individual ("MR. LANGE"), and DYNAMIC MATERIALS CORPORATION, a Delaware corporation (the "COMPANY") (collectively referred to herein as the "PARTIES"), as of September 1, 1998 (the "RESIGNATION DATE").

                                    RECITALS

         WHEREAS, Mr. Lange has agreed to resign as a member of the Board of Directors of the Company, and as the President and Chief Executive Officer of the Company effective as of the Resignation Date and as an employee of the Company effective as of October 4, 1998 (the "EMPLOYMENT SEPARATION DATE");

         WHEREAS, the Company has accepted Mr. Lange's resignation and wishes to provide Mr. Lange with certain benefits, in consideration of his service to the Company and the promises and covenants of Mr. Lange contained herein;

         WHEREAS, Mr. Lange and the Company desire finally to compromise, settle and discharge all claims, controversies, demands, actions or causes of action which Mr. Lange, his family or agents may have or claim to have against the Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, covenants and other good and valuable consideration contained herein, it is hereby agreed by and between the Parties hereto as follows:

         1. ACCRUED VACATION AND PERSONAL DAYS. The Parties acknowledge and agree that the Company has paid Mr. Lange concurrently with the signing of this Agreement, all of his accrued vacation and personal days due and owed him through the Employment Separation Date, and that he has not, and will not, accrue any additional vacation or personal days after the Employment Separation Date. Mr. Lange acknowledges that he is not entitled to any payment in respect of sick days.

         2. PAYMENTS AND BENEFITS. The Company agrees to provide Mr. Lange with the following as part of this Agreement:

         (a) PAYMENTS. In lieu of any and all other benefits or payments that might be due or payable to Mr. Lange in connection with the termination of his employment with the Company, on the Effective Date (as defined in Section 6 hereof), the Company will pay to Mr. Lange a lump sum payment equivalent to seven (7) weeks of Mr. Lange's current salary.

         (b) HEALTH INSURANCE. To the extent permitted by the federal COBRA law and by the Company's current group health insurance policies, Mr. Lange will be eligible to continue health insurance benefits for himself and his family for which the Company will pay until December 31, 1998 at which time the policy shall convert to an individual policy. The Parties


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acknowledge that Mr. Lange has already been provided with a separate timely notice of his COBRA rights.

         (c) VEHICLE LEASE. With respect to the vehicle leased by the Company for use by Mr. Lange, Mr. Lange will have this option: (1) Mr. Lange may purchase the vehicle pursuant to the terms and conditions contained in the lease; or (2) Mr. Lange may agree, subject to the approval of the bank holding the lease, to assume lease payments from the Company. Mr. Lange must choose one option within thirty (30) days of the Resignation Date. During such period Mr. Lange will be the sole driver of the vehicle, except in cases of emergency. A violation of the foregoing will result in the vehicle immediately being returned to the Company.

         (d) OTHER COMPENSATION OR BENEFITS. Mr. Lange acknowledges that, except as expressly provided in this Agreement, he will not receive any additional compensation, bonus, severance or benefits after the Resignation Date.

         (e) STOCK OPTIONS. All stock options vested as of the Resignation Date will continue to be exercisable under the standard terms and conditions of the Company's applicable option plan

         3. WITHHOLDING ISSUES. The Parties agree that the Company will withhold all required federal, state and local income taxes and any other required withholdings as necessary from all payments under this Agreement. Mr. Lange acknowledges that he will be entirely responsible for payment of any taxes which may be due on the payments to be made to him under this Agreement. He acknowledges and understands that the Company makes no representation or warranty with respect to the tax treatment by any local, state or federal tax authority of such payments. Mr. Lange agrees to indemnify the Company and hold it harmless with regard to any payment of tax, penalty or interest which the Company may be required to pay by any tax authority with respect to payments to be made to him under this Agreement.

        4. EXPENSE REIMBURSEMENT. Mr. Lange will be entitled to receive any expense reimbursement, as of yet unpaid, for reasonable and approved business expenses incurred through the Resignation Date. Signed expense vouchers for all claimed reimbursement of expenses have been duly submitted to the Company or will have been received by the Company within thirty (30) days of the Resignation Date.

         5.    MUTUAL RELEASES

         (a) RELEASE BY MR. LANGE. Mr. Lange, both in his individual capacity and as a shareholder and prior officer and director of the Company, and on behalf of his family, relatives, heirs, devisees, estate, agents and assigns, hereby (i) releases, acquits, and forever discharges the Company, its officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to the Effective Date (as defined below) of this Agreement, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected

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

with the Company's employment of Mr. Lange or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay, expense reimbursements, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); Colorado's Labor and Employment Code; the Colorado Anti- Discrimination Act of 1957, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; breach of the implied covenant of good faith and fair dealing; interference with prospective economic advantage, and interference with contract, and (ii) agrees to refrain and forebear from asserting or otherwise bringing against the Company any such claims. This release shall not apply with respect to the indemnification provided by the Company to Mr. Lange to the full extent permitted by Delaware law for acts committed by Mr. Lange within the scope of his employment with the Company.

         (b) CONDITIONAL RELEASE BY THE COMPANY. Except as to specific obligations incurred by Mr. Lange in this Agreement and subject to subsection
(c) of this Section, the Company hereby (i) releases, acquits, and forever discharges Mr. Lange, both in his individual capacity and as a shareholder and prior officer of the Company, and his heirs, successors and assigns, of and from any and all known claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, arising out of or in any way related to agreements, events, acts or conduct at any time prior to the Effective Date (as defined below) of this Agreement (the "KNOWN CLAIMS"), including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of Mr. Lange or the termination of that employment, or Mr. Lange's serving on the Company's Board of Directors or resignation therefrom; claims pursuant to any federal, state or local law or cause of action; tort law; contract law; fraud; defamation; breach of the implied covenant of good faith and fair dealing; interference with prospective economic advantage, and interference with contract, and (ii) agrees to refrain and forebear from asserting or otherwise bringing against Mr. Lange any such Known Claims.

         (c) CONDITIONAL RELEASE TRIGGER EVENTS. From and after (90) days following the Effective Date, during which the Company will conduct an investigation relating to Mr. Lange (the "INVESTIGATION"), the Company hereby
(i) releases, acquits, and forever discharges Mr. Lange, both in his individual capacity and as a shareholder and prior officer of the Company, and his heirs, successors and assigns, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known or unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to the Effective Date (as defined below) of this Agreement (the "UNKNOWN CLAIMS"), including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of Mr. Lange or the termination of that employment, or Mr. Lange's serving on the Company's Board of Directors or resignation therefrom; claims pursuant to any federal, state or local law or cause of action; tort law; contract law; fraud; defamation; breach of the implied covenant of good faith and fair dealing; interference with prospective economic advantage, and interference with contract, and (ii) agrees

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

to refrain and forebear from asserting or otherwise bringing against Mr. Lange any such Unknown Claims (the "TOTAL RELEASE"); provided, however, that the Total Release shall not apply to activities and incidents revealed, uncovered or otherwise determined by the Investigation ("DISCOVERED ITEMS").

         (d) INDEMNIFICATION. Mr. Lange agrees to cooperate with the Company in connection with the Investigation in all reasonable respects. The Company will notify Mr. Lange of any Discovered Items promptly after the ninety (90) day period. The Total Release will apply at the end of the ninety (90) day period except to the extent of any such Discovered Items, and any such Discovered Items will be subject to indemnification as follows. Mr. Lange agrees to promptly indemnify and otherwise reimburse the Company for all claims based on any Discovered Items, if and to the extent any such claim is judicially determined in favor of the Company, together with associated legal and professional fees and costs, including those related to the portion of the Investigation that gave rise to the particular Discovered Item.

         6. ADEA WAIVER. Mr. Lange specifically acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA. He also acknowledges that the consideration given for the waiver and release in the preceding paragraph is in addition to anything of value to which he was already entitled. He further acknowledges that he has been advised by this writing that: (a) his waiver and release do not apply to any claims that may arise after the Effective Date of this Agreement; (b) he should consult an attorney prior to executing this Agreement; (c) he has twenty-one (21) days within which to consider this Agreement (although he may choose to voluntarily execute this Agreement earlier); (d) he has seven (7) days following the execution of this Agreement to revoke the Agreement; (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by Mr. Lange, provided that the Company has also signed the Agreement by that date (the "EFFECTIVE DATE").

         7. FORM OF RESIGNATION. Mr. Lange agrees to resign as a member of the Board of Directors of the Company and as President and Chief Executive Officer of the Company by signing the form of resignation attached hereto as Exhibit A.

         8.    PUBLIC STATEMENTS.

         (a) Mr. Lange will not make any public statement or private statement likely to be publicly disseminated that defames or otherwise disparages the Company, any of its directors, officers, employees or its business, including past and present actions and decisions of the Company.

         (b) Neither the Company nor any of its representatives or affiliates will make any public statement or private statement likely to be publicly disseminated that defames of otherwise disparages Mr. Lange or his performance as the President and Chief Executive Officer of the Company or as a member of the Board of Directors.

         9. OTHER STATEMENTS. Mr. Lange will not communicate in any way with any stockholders, customers, suppliers or other interested parties of the Company, including investment analysts, regarding the Company or its business. If any such parties contact Mr.

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

Lange regarding the Company or its business, Mr. Lange will state that he has "no comment" and immediately refer such parties to Mr. Mark Jarman ("MR. JARMAN").

         10. SURRENDER OF PROPERTY. Mr. Lange will return all files, records, lists, administrative procedure guidelines, literature, products, equipment, marketing material and all other materials owned by the Company which are used by Mr. Lange or in the custody of Mr. Lange, including, but not limited to, all personal computers, facsimile machines, other office equipment and rugs used or stored in Mr. Lange's residence and all sporting event tickets, including without limitation, the return of each specific item listed on Exhibit B attached hereto or the equivalent cash payment listed on such Exhibit B. All such items must be returned within two (2) days of the Resignation Date. Any tickets held in Mr. Lange's name shall be transferred to the Company, along with all possible priority rights in such tickets.

         11. COMPANY PREMISES. Mr. Lange agrees not to enter the Company's premises for any reason after the Resignation Date. If Mr. Lange requires access to satisfy Paragraph 10 of this Agreement or to retrieve personal property, such visits must occur after the Company's normal business hours and Mr. Lange must obtain permission from Mr. Jarman, at least one (1) day in advance of such proposed visit and be accompanied by two members of the Board of Directors and Mr. Jarman onto the Company's premises.

         12. REIMBURSEMENT OBLIGATIONS. Mr. Lange agrees to fully reimburse the Company in the amount of Ninety Three Thousand Eighty-Five Dollars ($93,085) for which he hereby acknowledges and agrees that he owes to the Company in respect of certain advances and benefits received. Mr. Lange will repay this amount to the Company pursuant to the terms of the Promissory Note in the form attached hereto as Exhibit C. As of November 1, 1998, if Mr. Lange has not satisfied the obligations of the Promissory Note, he may transfer Company stock currently owned by him in an amount sufficient to satisfy the principal and interest of the Promissory Note. The price of such stock shall be the average price of the Company's stock for the ten (10) days prior to the transfer.

         13. SECURITIES LAWS. Mr. Lange acknowledges that he must comply with all federal and state securities laws upon selling his stock into the open market.

         14. STANDSTILL. Except for capital stock owned and options vested as of the Resignation Date, Mr. Lange shall not purchase, acquire or own, or offer or agree to purchase, acquire or own, directly or indirectly, any capital stock of the Company (or enter into any arrangements or understandings with any third party to do any of the foregoing or engage on behalf of any third party to do any of the foregoing). The provision of this Section 13 shall cease to have any further force or effect two (2) years from the Resignation Date. Mr. Lange shall immediately notify the Secretary of the Company in the event he is contacted by any third party regarding any activities enumerated in this section or the like.

         15. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the heirs, family, personal representatives, successors and assigns of Mr. Lange, and shall bind and inure to the benefit of Company, and its successors and assigns.

         16. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company, and all who may claim through it, to the terms and conditions of this Agreement. Mr. Lange represents and warrants that he has the capacity to act on his own behalf, on his family's behalf and on behalf of all others who might claim through him, to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         17. CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by Mr. Lange and by the Company and shall not be publicized or disclosed in any manner whatsoever. Notwithstanding the prohibition in the preceding sentence: (a) Mr. Lange may disclose this Agreement, in confidence, to his immediate family and to third parties in connection with his transition arrangements, but only to the extent necessary;
(b) the Parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements, and in connection with third party due diligence related to the Company's financing, licensing, strategic partnering and/or business combination activities, and within the Company on a "need to know" basis (e.g. to its Board of Directors); and (d) the Parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law or legal process.

         18. CONFIDENTIALITY AND ASSIGNMENT OF INVENTIONS. Mr. Lange agrees that as a key employee of the Company he is required to have executed a Key Employee Proprietary Information and Inventions Agreement (the "PROPRIETARY INFORMATION AGREEMENT") in the form attached hereto as Exhibit D. Mr. Lange further agrees that if he can not produce an executed Proprietary Information Agreement within two (2) days of the Resignation Date, he will sign the form attached as Exhibit D.

         19. MUTUALITY OF DRAFTING. For purposes of construction, this Agreement shall be deemed to have been jointly drafted by the Parties and their counsel and any ambiguity shall not be construed against either Party.

         20. ENTIRE AGREEMENT. This Agreement constitutes the complete, final, and exclusive embodiment of the entire agreement between the Parties with respect to the subject matter hereof and completely supersedes any and all prior agreements between the Parties, including, but not limited to, all employment agreements between the Parties, and shall be specifically enforceable. This Agreement is executed without reliance upon any prior negotiation, promise, agreement, warranty or representation, written or oral, by any Party or any representative of any Party other than those expressly contained herein. Each Party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorney, and signs the same of his or its own free will. This Agreement may not be amended or modified except in a writing signed by both Mr. Lange and a duly authorized officer of the Company.

         21. SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this

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

Agreement and the provision in question shall be modified by the court so as to be rendered enforceable.

         22. PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement

         23. NO ADMISSIONS. It is understood and agreed by Mr. Lange and the Company that this Agreement represents a compromise settlement of various matters, and that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either Party to the other Party or to any other person.

         24. APPLICABLE LAW. The Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the state of Colorado as applied to contracts made and to be performed entirely within Colorado.

         25. COSTS AND FEES. Except as specifically set forth herein, the Parties will bear their own costs, expenses, and attorneys' fees, whether taxable or otherwise, incurred in or arising out of or in any way related to the negotiation, preparation or review of this Agreement. If any Party brings an action to enforce this Agreement, the prevailing party in such action shall be entitled to recover his or its attorneys fees or costs, in addition to any other relief to which that Party may be entitled.

         26. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         27. NOTICES. Notices to Mr. Lange will be sent to him at 4588 Sunshine Canyon Drive, Boulder, Colorado 80302. Notices to the Company shall be sent to Dynamic Materials Corporation, 551 Aspen Ridge Drive, Lafayette, Colorado 80026, Attn: Richard A. Santa, Chief Financial Officer.

         28. EFFECT OF BREACH OF RELEASE. In the event Mr. Lange breaches any provisions of this Agreement, he will be in breach of the entire Agreement and the release in Section 5(b) hereof will be automatically revoked and terminated.

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

         IN WITNESS WHEREOF, the Parties have duly authorized and caused this Agreement to be executed.

                                          PAUL LANGE



Dated:                , 1998              By:
       ---------------                        --------------------------


                                          DYNAMIC MATERIAL CORPORATION

                                          ON BEHALF OF THE

                                          BOARD OF DIRECTORS



Dated:                , 1998              By:
       ---------------                        --------------------------
                                                George W. Morgenthaler



                                          By:
                                              --------------------------
                                                David E. Bartlett